STRONG ______________, INC.
                             -STRONG _________ FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Common Stock Fund, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to __________ shares (the "Shares") of common stock, $._______ par value (the "Common Stock"), of Strong _________, Inc. - Strong ______________ Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of ________________ Dollars ($_______).

         It is understood that a certificate representing the Shares shall be issued to the undersigned upon request at any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective this _______ day of ___________, 2001.

                                            STRONG INVESTMENTS, INC.


                                           By: _________________________
                                               [Name]
                                               [Title]

                                   ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this ___ day of ____________, 2001.

                                            STRONG ____________________, INC.
                                              -Strong ______________ Fund

                                            By: _________________________
                                           [Name]
                                           [Title]

                                           Attest: _______________________
                                           [Name]
                                           [Title]